UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 30, 2011
TRANSATLANTIC HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10545	13-3355897
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification Number)
Incorporation)

80 Pine Street, New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 365-2200
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On June 30, 2011, in connection with the contemplated business combination (the “Merger”) of Transatlantic Holdings, Inc., a Delaware corporation (“Transatlantic”) and Allied World Assurance Company Holdings, AG, a Swiss stock corporation (“Allied World”), the Compensation Committee (the “Transatlantic Compensation Committee”) of the Transatlantic board of directors approved the form of retention agreements (the “Retention Agreements,” and each, a “Retention Agreement”) that will be offered to certain executives of Transatlantic, including Steven S. Skalicky, Paul A. Bonny, and Javier E. Vijil, each a named executive officer of Transatlantic. Each of the Retention Agreements has a term beginning on the date of execution and ending on the earlier of December 31, 2013 or a mutually agreed upon termination date by the executive and Transatlantic. The Retention Agreements will remain effective whether or not the Merger closes.
Each of the Retention Agreements generally provides that until December 31, 2012, the executive’s base salary level, target bonus amount, target fair value of equity awards and other benefits included in the executive’s total compensation will not be reduced below the levels in effect prior to the Merger. Each of the Retention Agreements also provides for a grant of restricted stock unit awards (“RSUs”), or, phantom stock awards (together with the RSUs, the “Retention Grant”), immediately prior to the Merger (or at a date chosen by the Transatlantic board of directors in its discretion, if the closing of the Merger does not occur), pursuant to Transatlantic’s 2009 Long Term Equity Incentive Plan (but only in the case of the RSUs), consisting of that number of shares of Transatlantic common stock equal in value to $1,500,000 for each of Messrs. Skalicky and Vijil and $2,000,000 for Mr. Bonny. The Retention Grant vests 50% on September 30, 2012 and 50% on December 31, 2013. Pursuant to the Retention Agreements, the Retention Grant is generally subject to pro rata vesting upon a termination by Transatlantic without “Cause,” or due to death or “Disability,” or by the executive with “Good Reason,” (as such terms are defined in the Retention Agreements) in each case prior to December 31, 2013. Further, pursuant to the Retention Agreements, all of the outstanding, unvested equity awards held by each of the executives as of the effective date of the Retention Agreements is subject to full vesting upon a termination by Transatlantic without “Cause,” or by the executive with “Good Reason,” in each case prior to December 31, 2013. In consideration for entering into the Retention Agreements, each executive must provide a limited waiver of the executive’s right to resign for “Good Reason” in connection with the Merger as a result of the executive’s new employment position immediately following the Merger.
The Retention Agreements include restrictive covenants similar to those included in Transatlantic’s Executive Severance Plan, filed as an exhibit to Transatlantic’s Form 8-K (File No. 1-10545) dated May 29, 2008. For the named executive officers that enter into Retention Agreements, the restrictive covenants will remain in force until the one-year anniversary of the executive’s termination (or December 31, 2013, if the executive remains employed with Transatlantic through that time).
Attached hereto as Exhibit 99.1 and incorporated herein by reference is a copy of the form of Retention Agreement in substantially the same form as approved by the Transatlantic Compensation Committee on June 30, 2011.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Form of Retention Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSATLANTIC HOLDINGS, INC. (Registrant)
By:	/s/ Gary A. Schwartz
Gary A. Schwartz
Senior Vice President and General Counsel

DATED: July 7, 2011

EXHIBIT INDEX

Exhibit No.	Description
99.1	Form of Retention Agreement.

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